Quarterly Investor Relations Presentation At and for the twelve months ended months ended September 30, 2020

COMPANY SNAPSHOT

Great Western Bancorp, Inc.

Company Overview - NYSE: GWB

- Full-service regional commercial bank focused on relationship-based business and agribusiness banking
- Headquartered in Sioux Falls, SD with 175 banking branches across nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota; approximately 1,700 FTEs
- Bank charter originated in 1935; purchased by National Australia Bank ("NAB") in 2008; NAB sold 100% of its stake in GWB to public investors in a series of three equity offerings, completed in 2015
- 5th largest farm lender bank in the U.S. as of 06/30/20 [1]



North Dakota
South Dakota
Nebraska
Minnesota
Iowa
Wisconsin
Wyoming
Idaho
Utah
Colorado
Arizona
New Mexico
Kansas
Texas
Oklahoma
Missouri
Arkansas
Louisiana

4QFY20 Financial Highlights

Balance Sheet	Total Assets	$12,604
	Total Loans	$10,076
	Total Deposits	$11,009
	Loan / Deposit Ratio	91.5 %
	Tangible Common Equity [2]	$1,157
	Total Equity	$1,163
Capital	Tang. Common Equity / Tang. Assets [2]	9.2 %
	Tier 1 Leverage Ratio	9.4 %
	CET1 Ratio	11.0 %
	Tier 1 Capital Ratio	11.8 %
	Total RBC Ratio	13.3 %
Profitablility	Adjusted Net Interest Margin [2]	3.40 %
	Cost of Deposits	0.28 %
	Return on Avg. Total Assets [2]	0.35 %
	Return on Avg. Common Equity [2]	3.8 %
	Return on Avg. Tangible Common Equity [2]	3.9 %
	Efficiency Ratio [2]	72.1 %
Asset Quality	NPAs / Assets	2.74 %
	NCOs / Avg. Loans	0.59 %
	Non-accrual Loans / Loans	3.22 %
	ALLL / Loans	1.49 %

[1] Source: American Banker's Association
[2] Non-GAAP measures; see Appendix for reconciliation

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GreatWesternBank.com

EXPERIENCED MANAGEMENT TEAM

Great Western Bancorp, Inc.

Executive Officers		Industry experience (yrs)	Great Western Bank experience (yrs) [1]
Mark Borrecco ***President & CEO***	Responsible for overall leadership and executive oversight of GWB, serves on the Board of Directors Former President & CEO and Board Director of Rabobank; EVP Chief Retail Banking Officer Prior senior management roles at Bank of the West and World Savings Bank/Wachovia	21	<1
Doug Bass ***Executive VP & COO***	Responsible for Business Banking Operations and Wealth Management for our bank Prior positions with U.S. Bank and First American Bank Group	38	12
Peter Chapman ***Executive VP & CFO***	Responsible for financial / regulatory reporting, planning and strategy, project management, treasury, loan and deposit operations and information technology Prior U.S. experience with E&Y	27	17
Karlyn Knieriem ***Executive VP & CRO***	Responsible for risk framework across GWB including Enterprise Risk, Compliance, BSA and Risk Asset Review Prior experience includes senior management roles with First National Bank of Omaha	23	4
Steve Yose ***Executive VP & CCO***	Responsible for leading overall credit strategy, management, and portfolio administration for our bank Former Executive Vice President and Chief Credit Officer for First Interstate Bank Prior Executive Vice President and Senior credit roles at KeyBank	36	<1
Non-Executive Officers			
Eric Bauer **Director of Agribusiness**	Former Group President, Chief Credit Officer of Ag, Regional Credit Manager, Business Banking Manager and Retail Manager for our bank. Prior experience with Wells Fargo and First Savings & Loan	27	19
Ryan Boschee ***Regional President SD***	Prior experience includes Group President roles for multiple markets along with Treasury Management in South Dakota for our bank	22	20
Scott Erkonen ***Chief Information Officer***	Prior leadership role representing the United States internationally in the areas of IT Governance and Information Security — ISO (International Organization for Standardization)	25	14
Bart Floyd ***Regional President IA & MO***	Prior experience with US Bank, Wells Fargo/South Trust Bank, and commercial banking and private financing for organizations in Iowa, Colorado, and Texas	25	9
Gail Grant ***Regional President CO & AZ***	Former Group President for Northern Colorado and Arizona for our bank. Prior experience with Wells Fargo/Norwest	32	12
Amy Johnson ***Director of Treasury Mgmt***	Prior experience as Treasury Mgmt Senior Vice President of a large national bank; served in Regional, Divisional, and National roles with sales management, service, technology, and process improvement	20	<1
Andy Pederson ***Head of P&C and L&D***	Prior experience includes Senior Human Resource Generalist for Citibank and Wells Fargo	21	12
Corinne Safford ***Director of Retail***	Former Regional Retail Manager, Senior Retail Manager, Branch Manager, Education & Development Officer and Universal Banker for our bank	19	19
Donald Straka ***General Counsel and Corporate Secretary***	Prior experience includes attorney and executive in banking, securities and M&A	33	7
Chris Wiedenfeld ***Regional President NE & KS***	Prior experience with American National Bank, US Bank, and Lauritzen Corporation	25	7

NOTE: For Mr. Chapman, includes experience at National Australia Bank, Ltd. and subsidiaries; For Mr. Erkonen, includes experience at HF Financial Corp.

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KEY DEVELOPMENTS • Third party loan review resulted in minimal, non-material findings Bolster Credit Risk • Loan deferrals at 1.98% of total loans excluding PPP (as Management of 10/22/2020) • Outsourcing on-going loan review function • Previous conservative decisions contributing to improving capital position Conservative and • CECL reserve build beginning October 1, 2020 Measured Actions • FTE reduction creating $4 million in annual cost savings • Prudent NIM management, including partial FHLB payoff • Hired Amy Johnson to lead enhanced Treasury Management team Organizational Alignment • Implemented centralized Facilities function: Review of all for Increased Specialization facilities underway with 12/31/2020 estimated completion • Continued Buildout of Small Business Platform (selected Fundation for LOS) 4

LOAN PORTFOLIO COMPOSITION Loan Portfolio ($MM) Portfolio Segmentation by Type At September 30 of each fiscal year unless otherwise noted. Residential real estate, 8.1% Consumer & Other, 1.0% $10,112 Multifamily, 5.3% $9,733 Commercial non-real $9,446 $931 estate, 21.6% $9,009 $912 $8,736 $934 $1,043 $1,140 $1,720 $2,182 Non owner-occupied $1,700 CRE, 28.8% Ag real estate, 8.3% $1,719 $1,673 Ag operating, 8.8% $2,009 $1,724 $2,183 Owner-occupied CRE, 14.0% Construction & development, 4.1% $2,122 $2,169 Geographic Diversification Nebraska / Kansas, 19.2% $5,092 $5,275 $4,629 $4,125 South Dakota, 23.5% Arizona, 14.3% $3,754 Colorado, 13.1% FY16 FY17 FY18 FY19 FY20 North Dakota / Commercial RE Agriculture C&I Other Minnesota, 2.7% Iowa / Missouri, 25.0% Other, 2.2% NOTE: Other loans represent certain ASC 310-30 loans and certain other loans managed by our staff 5

COMMERCIAL LOANS Top Industries and % of Total Loans Summary % of • Real Estate & Leasing Total ◦ Major property types are 19.1% multifamily residential, Commercial Segments* ($MM) UPB Loans 17.0% office buildings, 14.3% warehouses & manufacturing, Real Estate & Lessors of Non Residential RE $1,291 12.8% 10.5% retail stores and 11.0% retail strip malls Leasing Lessors of Residential RE/Oth $504 5.0% • Accommodation & Food/Drink Hotel $1,205 12.0 % Accommodation ▪ See following Key Loan Segments slides for additional Food/Drink $163 1.6% & Food/Drink details Other Accommodation $8 0.1 % Senior Care $330 3.3% • Health Care & Social Assistance Health Care & Skilled Nursing $251 2.5% ▪ See following Key Loan Segments slides for additional Social details Assistance Hospitals $224 2.2 % Health Services $186 1.9% • Retail Trade Motor Vehicle & Parts Dealers $151 1.5% ◦ Largely comprised of automobile and other motorized vehicle Retail Trade Convenience Stores $117 1.2 % dealers (32%), convenience stores (25%) and various other Other Retail Trade $206 2.0 % segments like furniture stores, building materials, and other Construction $413 4.1 % retailers (43%) Manufacturing $346 3.4% • Construction Wholesale Trade $340 3.4% ◦ Diversified mix with 46% in various specialty contractors, Prof, Scien, Tech Oth Services $280 2.8% 27% in civil engineering and construction, and 27% in Transport & Warehousing $186 1.8 % building construction Finance and Insurance $214 2.1% • Manufacturing Arts Entertainment and Recreation $129 1.3% ◦ Top 3 categories in cement & mineral-based, food and metal Other $382 3.8 % fabrication Total $6,926 68.8% *Reflects all C&I, Owner-Occupied, Non Owner-Occupied and Construction & Development 6

KEY LOAN SEGMENTS

Great Western Bancorp, Inc.

Hotel Portfolio Characteristics

- 90% of the balance concentrated within the bank's footprint
  - Diversified across more than 130 cities with largest volumes in Colorado Springs, CO, Rapid City, SD, Des Moines, IA, Omaha, NE, Denver, CO, and Sioux Falls, SD
- Loan to value is approximately 62% on outstanding balances over $1M (more than 90% of the hotel portfolio)
- Flagged hotel relationships make up 86% of total hotel relationships over $1M and 78% of the volume
- Minimal line commitment exposure with 90.7% of balances and commitments operational, 7.9% under construction, and 1.4% committed and not started
- Migration in the quarter driven by a Moody's rescore and a frequent review regimen

Hotel Loan Balance Geography $1.2B



Non-Footprint $119
IA $243
AZ $166
Midwest, 57%
Western, 33%
SD $170
CO $231
NE $124
Other $80
MN $73

*Non-Footprint includes AK $22, CA $21, FL $19, among others, and mostly relates to experienced in-footprint customers

Hotel Risk Rating ($MM)



$26
$33
$1,105
$88
$175
$910
June
Sep
Pass
Special Mention
Classified

Franchise Flag Profile (Commitments)



~86% Flagged
Mariott $195
Other $17
Radisson $17
Wyndham $109
IHG $269
Casino Hotels $131
Boutique, Resort & Other $149
Hyatt $23
Best Western $31
Hilton $270
Choice Hotels $37
Flagged
Not Flagged

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KEY LOAN SEGMENTS (cont'd) Ag Portfolio by Industry $1.7B Segment Update 1 • Ag portfolio remains well diversified across key sub-segments • USDA October 19, 2020, report shows great progress in corn Beef Cattle, 18.4% Dairy Farms, 25.2% harvested with SD at 64%, IA at 65% and NE at 58%, compared to the national average at 60% • Soybean harvest progress is tracking well also with SD and IA Grains, 30.4% at 90%, and NE at 92%, well ahead of the national average at Proteins, 48.9% Other, 20.7% Hogs, 5.3% 75% • Dairy market conditions remain supportive with Class III milk price at $16.43 in September, down from $19.77 in August and Grains, 30.4% $21.04 in June Other Specialty, 20.7% Health Care Portfolio $1.0B Portfolio Characteristics • Senior Care is $331 million or 3.3% of total loans, 95% CRE, and consists of approximately 45 relationships Skilled Nursing, 25.1% • Skilled nursing is $251 million or 2.5% of total loans, 93% CRE, and consists of approximately 45 relationships Hospitals, 22.4% • Hospitals are $224 million or 2.2% of total loans, more aligned to C&I at 56% and consist of approximately 32 relationships • All other health care is $194 million or 1.9% of total loans, is also higher in C&I at 52%, and is much more fragmented across 486 relationships that include physicians, dentists, optometrists, Senior Care, 33.1% therapists, and other specialty services as well as social All Other, 19.4% assistance 1 Corn and soybean harvest data found at www.nass.usda.gov 8

ASSET QUALITY METRICS

Great Western Bancorp, Inc.

Summary

- Net charge-offs were $15.1 million, or 0.59% of average total loans (annualized) for the quarter, up $5.7 million or 22 basis points from the prior quarter, respectively
- Loans graded "Substandard" or worse were $769.5 million for the quarter, an increase of $66.7 million from the prior quarter
- Nonaccrual loans were $324.9 million for the quarter, or 3.22% of total loans, an increase of $50.5 million from the prior quarter
- With the new risk rating system, going into the new fiscal year (effective October 1st) there are $503 million in loans risk-rated special mention and $770 million risk-rated substandard/ worse for a total of $1,273 million as criticized

Net Charge-offs / Average Total Loans


0.12%
0.02%
0.01%
0.05%
0.04%
FY16
0.26%
0.02%
0.14%
0.08%
0.02%
FY17
0.18%
0.01%
0.03%
0.10%
0.04%
FY18
0.36%
0.02%
0.08%
0.25%
0.01%
FY19
0.40%
0.03%
0.13%
0.20%
0.04%
FY20
CRE
AG
C&I
Other
Total Loans

Classified & Nonaccrual Loans ($MM)


Substandard or Worse
$238
$75
$163
2017
$255
$83
$172
2018
$479
$115
$364
2019
$770
$380
$390
2020
Nonaccrual
$1.54%
$1.52%
$1.10%
$3.22%
$138
$38
$100
2017
$143
$36
$107
2018
$107
$29
$78
2019
$325
$107
$218
2020
Ag
Non Ag
% of Total Loans

New Risk Rating System ($MM)


$770
$983
$8,318
Legacy Risk Rating
$770
$503
$8,798
New Risk Rating
Pass
Special Mention
Watch - Legacy
Substandard & Worse

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CREDIT INITIATIVES • Third party independent review complete with minimal findings Timely and Accurate Risk • New risk rating system fully integrated with updated Rating training sessions for 800 employees • Migration in the quarter reflects Moody's hotel scoring and successful banker engagement • New credit policy fully adopted driving decisioning tied to industries and modified hold limits More Risk Based Approval • Ag Credit Officer vacancy now filled and Senior credit team now fully in place • Specialized asset team building momentum Specialized Credit Administration • New Small Business Center of Excellence progressing with Fundation partnership 10

LOAN REVIEW & DEFERRALS

Great Western Bancorp, Inc.

External Loan Review Recap

- Fourth quarter loan portfolio reviews included regular internal review and external review covering a total of $5.4 billion
- 3rd party review consisted of full loan reviews combined with appraisal and quality control reviews on approximately $4 billion of commitments
  - Segments included hotel, healthcare, nursing, real estate, wholesale trade and construction, along with grain, livestock, multifamily and manufacturing
- Summary findings of reviews:
  - 5 relationships downgraded from pass to criticized for $42.3 million (<1% of commitments reviewed)
  - No nonaccrual or charge-off recommendations from the reviews

Loan Deferral Summary ($MM)

16.4% of Total Loans
17.7% excl PPP

1.84% of Total Loans
1.98% excl PPP



$1,694
$183
June 2020
Current [1]

Segments	June 2020 UPB	June 2020 % of Segment Loans	Current [1] UPB	Current [1] % of Segment Loans
Hotel	$861	72%	$111	9%
Arts Entertainment and Recreation	$79	61%	$3	3%
Food & Drink	$68	41%	$4	3%
Transportation and Warehousing	$41	20%	$1	1%
Retail Trade	$93	19%	$14	3%
Real Estate and Rental and Leasing	$359	14%	$19	1%
Other Services (except Public Administration)	$22	13%	$2	1%
Manufacturing	$25	7%	$14	4%
Wholesale Trade	$19	6%	$1	0%
Health Care and Social Assistance	$63	6%	$1	0%
Agriculture Forestry Fishing and Hunting	$19	1%	$2	0%
Other	$45	2%	$11	1%
	$1,694		**$183**	

[1] Current data as of October 22, 2020

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CREDIT COVERAGE & CECL

Great Western Bancorp, Inc.

Summary

- ALLL/Loan ratio at 1.49%, an increase from 1.44%, and Total Coverage/Loans decreased from 1.92% to 1.87% due to a net reduction in the fair value credit adjustment in the quarter
  - 1.60% and 2.02% excluding PPP, respectively
- Updated CECL estimate ranges from 3.10% - 3.50% of total loans (adoption commencing on 10/1/2020)
  - CECL methodology driven by PD Risk Ratings, charge off history and Oxford economics outlook
  - Reserves estimated 70-90% higher under CECL
  - The estimate reflects an updated overlay of expected loss assumptions applied to the accommodation/hotel portfolio

Comprehensive Credit-Related Coverage ($MM)

	GWB Legacy Loans			
	Amortized Cost	Fair Value	Acquired Loans	Total
ALLL	$ 146.5	$ —	$ 3.4	$ 149.9
Remaining Loan Discount	$ —	$ —	$ 8.2	$ 8.2
Fair Value Adjustment (Credit)	$ —	$ 30.5	$ —	$ 30.5
Total ALLL / Discount / FV Adj.	$ 146.5	$ 30.5	$ 11.6	$ 188.6
Total Loans	$ 9,106.3	$ 655.2	$ 314.6	$ 10,076.1
ALLL / Total Loans	**1.61 %**	**— %**	**1.08 %**	**1.49 %**
Discount / Total Loans	— %	— %	2.61 %	0.08 %
FV Adj. / Total Loans	— %	4.66 %	— %	0.30 %
Total Coverage / Total Loans [1]	**1.61 %**	**4.66 %**	**3.69 %**	**1.87 %**

ALLL / Total Loans excl PPP	**1.60 %**
Total Coverage / Total Loans excl PPP	**2.02 %**

[1] Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage

Estimated CECL Day 1 Adjustment ($MM)

	2019	20Q1	20Q2	20Q3	20Q4	2021	2022	2023
GDP[2]	2.2	-5	-32.9	29.4	8.2	4.3	2.9	2.3
Unemployment[2]	3.7	3.8	13	10.9	9.8	7.6	5.5	4.8


FV Adjustment 3
ALLL & Discount
1.87%
$31
$158
3.10%
3.50%
Sep 30
CECL Day 1 Estimate Range

[2] Source: Oxford Economics - Annual Percentage Change
[3] FV Adjustment not impacted by CECL

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AG LOAN ASSET QUALITY Summary Ag Net Charge-offs / Average Total Loans1 • Charge-offs in FY20 at 0.20% of total loans annualized are tracking below prior year of 0.25% 0.01% • Charge-offs were related to the beef cattle and grain sectors with no charge-offs in dairy or hogs 0.06% • Substandard and worse loans at $390 million were also flat 0.19% 0.07% with the prior quarter as an upgraded dairy relationship was 0.03% offset with a downgraded grain relationship and minimal 0.05% 0.02% 0.07% 0.07% movement on pre-existing substandard loans 0.03% 0.03% 0.05% FY16 FY17 FY18 FY19 FY20 Grains Beef Cattle Dairy Farms Hogs Other Specialty Charge-offs ($MM) Ag Substandard or Worse by Category2 $0.6 $22 $25 $24 $5.8 $171 $18.7 $195 $6.9 $14 $13 $0.6 $28 $65 $2.1 $15 $69 $22 $69 $92 $4.4 $6.5 $6.8 $1.0 $5.1 $94 $79 $108 $2.7 $2.5 $62 $51 FY16 FY17 FY18 FY19 FY20 FY16 FY17 FY18 FY19 FY20 Grains Beef Cattle Dairy Farms Grains Beef Cattle Dairy Farms Hogs All Other Hogs Other Specialty 1 Annualized for partial year periods 13 2 Includes vegetable, cotton and other specialty Ag categories

INVESTMENTS & BORROWINGS Summary • Investment portfolio weighted average life of 3.2 years as of September 30, 2020 and yield of 1.86% for the quarter ended September 30, 2020, a decrease of 27 basis points compared to the prior quarter • Spot yield on the portfolio at September 30, 2020 was 1.90% with yields on new purchases at levels above maturities • Borrowings portfolio had a cost of 2.49% for the quarter ended September 30, 2020, an increase of 34 basis points compared to the prior quarter • Reduced FHLB borrowings by paying down $205 million with a yield of 2.75% using proceeds from a sale of securities of $144 million along with $61 million in cash Investment Portfolio Borrowings & Weighted Average Cost SBA, 14.2% Subordinated debentures and US Treasury, 2.9% subordinated notes GNMA, 28.1% Other, 0.1% Securities sold under payable, 3.28% WA agreements to Cost Agency, 1.4% repurchase, 0.10% WA Cost State, 3.1% Agency CMBS, 16.4% Agency RMBS / CMOs, 33.8% FHLB & Other Borrowings, 2.78% WA Cost 14

LIQUIDITY DETAIL Additional Sources of Bank Funding Outstanding Debt Detail Amount Outstanding Available • Issued $35 million in subordinated debt in 2015 at a fixed Type ($MM) ($MM) coupon of 4.875% Cash and Unencumbered Securities $1,142 ◦ Maturing August 2025 with a 5 year non-call (first FHLB, Notes Payable $195 $2,030 call date of August 2020, at par) FHLB Fed Funds Advance $0 ◦ Fixed-to-floating rate coupon, with a 4.875% fixed FRB Discount Window $0 $948 rate for the initial 5 year period Unsecured Federal Funds $0 $125 ◦ The fixed rate expired in August 2020, shifting to a Total $195 $4,245 floating rate of 3 month LIBOR +315 basis points • $73.8 million of trust preferred securities outstanding Holding Company Detail ◦ The securities are on floating rates between 3 month LIBOR +148 basis points to 3 month LIBOR Amount +335 basis points Outstanding Available Type ($MM) ($MM) ◦ The trust preferred securities will mature between Cash and Due from Banks $36 January 2033 to October 2037 Subordinated Debt $35 ◦ All trust preferred are currently callable, at par Trust Preferred $74 Total $109 $36 15

DEPOSITS Portfolio Segmentation by Type Geographic Diversification $11,009 Nebraska / Kansas, 25.7% Arizona, 5.4% $10,300 Colorado, 11.8% $1,283 $9,733 North Dakota / $8,978 $2,096 Minnesota, 0.3% $8,605 $1,847 $1,275 $1,381 1.05% South Dakota, 27.9% Iowa / Missouri, 28.9% 0.65% $7,139 0.40% 0.32% 0.56% $6,248 Cost of Deposits $5,847 $6,043 $5,343 2.00% 1.75% 1.06% 0.86% 0.75% $2,587 $1,956 $1,881 $1,856 $1,843 0.37% 0.28% FY16 FY17 FY18 FY19 FY20 0.25% 0.25% 0.25% 4QFY19 1QFY20 2QFY20 3QFY20 4QFY20 Noninterest-Bearing Interest-Bearing Time Cost of Deposits Demand Cost of Deposits Fed Funds Rate 16 NOTE: South Dakota and Corporate deposits include deposits managed by our Corporate staff.

GROWTH - METRO VS RURAL Metro and Rural Markets • Historically, the Company's core Midwestern presence was focused in Iowa, Nebraska and South Dakota in rural markets largely supported by agricultural economies • M&A activity and de novo expansion over the last decade have expanded the footprint to include more metro 1 markets including metro markets in Colorado and Arizona • While loan and deposit balances in the core rural markets remain important, growth prospects are much more robust in Metro markets • Compound average growth over the last five years in metro markets has been 11% for loans and 9% for deposits, compared to (2)% and 7%, respectively, in rural markets Loans ($MM) Deposits ($MM) September 2015 September 2015 $76 1.2% 1.0% $85 $3,548 62.8% 48.0% $4,600 September 2020 September 2020 2.2% 36.0% 0.3% 51.0% $245 $2,640 $33 50.4% $3,763 $5,542 23.4% 76.3% $2,354 $7,689 47.4% $5,222 17 1 Metro markets generally include MSAs with >100K populations

CAPITAL Summary • Tier 1 and total capital ratios were 11.8% and 13.3%, respectively, as of September 30, 2020, compared to 11.3% and 12.9% as of June 30, 2020. ◦ The common equity tier 1 capital ratio and tier 1 leverage ratio were 11.0% and 9.4%, respectively, as of September 30, 2020, compared to 10.6% and 9.3% as of June 30, 2020. ◦ All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized" and above internal thresholds, which are in excess of regulatory minimums. • On October 28, 2020, the Company's Board of Directors declared a dividend of $0.01 per common share payable on November 27, 2020 to stockholders of record as of close of business on November 12, 2020. Capital Ratio Summary Capital Trend 13.3% 11.8% 11.0% 3.3% 2 13.0% 13.3% 9.4% 9.7% 12.7% 3.8% 12.2% 12.5% 10.0% 4.5% 8.0% 4.4% 12.0% 11.7% 11.8% 11.1% 11.4% 6.5% 9.2% 5.0% 9.6% 9.6% 9.2% 9.2% 8.5% Total Capital Tier 1 Capital CET1 Leverage TCE Ratio ¹ FY16 FY17 FY18 FY19 FY20 Ratio Tier 1 Capital Total Capital TCE / TA ¹ Well-Capitalized Difference to Well-Capitalized 1 Non-GAAP measures, see appendix for reconciliations 2 Excludes PPP loans 18

INTEREST RATE SENSITIVITY Summary ◦ Investment portfolio weighted average life of 3.2 years ◦ Fixed loans and rate floors are providing portfolio support ▪ $4.6 billion of fixed loans yielding 4.40% ▪ $2.0 billion of variable loans have reached their floors yielding 4.45% ▪ $1.0 billion of variable loans repricing after 90 days have a yield of 4.51% • Relatively short average tenor of the loan portfolio (1.5 years at September 30, 2020) due to higher proportion of 12-month revolving lines of credit and certain fixed-rate loans swapped to floating Sensitivity Modeling Rate Term Fixed Rate Term Adjustable Fixed Rate 15.00% Term 40% 0.7% 10.00% 30% 2% 5.00% 20% 5% 41% 33% 0.2% 0.2% 0.3% 3% 0.00% 26% 0.1% 10% 17% 0.2% 15% 15% 11% 14% 10% 5% -5.00% 0% -100 bps +100 bps +200 bps +300 bps +400 bps <3m 3m- 12m- 3y-5y 5y+ <3m 3m- 12m- 3y-5y 5y+ 12m 3y 12m 3y Immediate Gradual Fixed Swapped to Variable Adjustable 19

Income Statement Summary

EARNINGS OVERVIEW

Great Western Bancorp, Inc.™

FY 2020 Q4 Recap ($MM)

	Q4	Notable Items
Net Interest Income	$106.0	$0.7M nonaccrual interest reversal
Provision	$16.9	
Other Income	$(4.0)	$24.7M credit costs on FV loans; $7.9M security gain
Expenses	$74.9	$7.6M FHLB prepay; $4.0M OREO writedown; $2.0M FDIC loss share close out
Tax (Benefit)	$(0.9)	
Net Income	**$11.1**	

- Other Income and Expenses were impacted by the payoff of $205M in FHLB borrowings at 2.75% with proceeds from cash and sale of securities
- Income includes credit charges on long term loans accounted for at fair value specific to 2 substandard loans and loss impact on portfolio mark
- Expenses include an OREO provision and non-cash adjustment related to finalization of FDIC loss share agreement on acquired loans from 2010

FY 2020 Full Year Recap ($MM)

- Net revenues at $486.6 million were in line with $489.4 million the prior year and slightly above $483.5 million two years prior
- Credit related costs include pandemic and other charges contributing to a $97 million increase in total comprehensive credit coverage over the prior year
- Expenses reflect an increase from added employees and systems along with numerous one-off items throughout the year related to the FHLB prepayment, an FDIC loss share adjustment, COVID-19 related spend, severance costs, and consulting and legal costs



$483.5
$232.0
$(227.1)
$(24.5)
$489.4
$215.6
$(220.5)
$(53.3)
$486.6
$36.0
$(250.2)
$(200.4)
2018
2019
2020
Revenues [1]
Expenses [1 2]
Credit Related Costs [3]
Profit Before Credit Related Costs & Tax [2]

[1] excluding credit related cost items
[2] excludes $742M goodwill impairment in March 2020
[3] Credit related costs aggregate multiple income statement items such as provision, OREO, unfunded commitments, credit marks and nonaccrual interest

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NET INTEREST INCOME

Great Western Bancorp, Inc.

Summary

- Net interest income (FTE) was $107.5 million, a slight decrease of $0.3 million
  - Interest income was lower by $3.0 million as a result of decreases in loan interest of $1.8 million and securities interest of $1.2 million, primarily as a result of repricing in a lower rate environment
  - Interest expense was lower by $2.7 million as a result of a $2.2 million decrease in deposit interest and a $0.5 million decrease in interest as a result of a reduction in higher interest borrowings
- Adjusted net interest margin (FTE) was 3.40% for the quarter, a decrease of 7 basis points from the prior quarter
  - Yields on the securities and loan portfolios decreased 27 and 12 basis points, and offsetting that impact was a 24% decrease in deposit yields by 9 basis points from lower offering rates and improved mix

Net Interest Income ($MM) and NIM



$107.9
3.57%
3.47%
$107.5
3.51%
3.40%
$426.6
3.74%
3.74%
$425.6
3.59%
3.51%
3QFY20
4QFY20
FYTD 19
FYTD 20
Net Interest Income (FTE)
NIM (FTE)
Adj NIM (FTE) [1]

NIM Analysis



3.57%
3.47%
(0.04)%
(0.15)%
0.01%
0.02%
0.07%
0.02%
3.51%
3.40%
3QFY20
Cash & Investments
Loans
Nonaccrual Interest
PPP
Deposits
Borrowings
4QFY20
NIM (FTE)
Adjusted NIM (FTE) [1]

[1] Non-GAAP measures, see appendix for reconciliations.

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NET INTEREST INCOME (cont'd) Summary • Fixed loans and rate floors are providing portfolio support on more than 80% of the portfolio ◦ $4.6B of fixed loans with a yield of 4.40% ◦ $2.0B of variable loans have reached their floors with a yield 4.45% ◦ $1.0B of variable loans repricing after 90 days with a yield of 4.51% • PPP loan income was $6.2 million for the quarter, which includes $4.4 million of amortized fees ◦ remaining PPP fee income to be recognized is $16.0 million Rate Floor Summary PPP Summary Balance ($MM) # Loans Average Under $150k $137.9 3,866 $35,669 Under $350k $105.2 468 $224,882 $4.6B, 4.40% $0.4B, 3.83% $0.1B, 4.06% $350k to $2MM $323.1 419 $771,002 $1.2B, 3.05% $2MM+ $161.1 45 $3,578,997 $2.0B, 4.45% $1.0B, 4.51% Total $727.3 4,798 $151,548 Fixed Variable - Floor Variable - No Floor Jun20 Sep20 Remain Fixed or At Floor Reprice After 90 Days Reprice Within 90 Days Fee Schedule ($MM) $2.6 $4.4 $16.0 • Chart shows volumes and yields at the quarter end • Variable/Adjustable: 35% Prime, 29% 5 yr Treasury, 36% all other 23

NONINTEREST INCOME

Great Western Bancorp, Inc.

Summary

- Noninterest income items resulted in a $4.0 million loss for the quarter, compared to a loss of $11.7 million for the prior quarter.
- Core noninterest income[1] of $17.2 million increased from $14.1 million the prior quarter
  - Service charge income increased by $1.7 million due to increased debit and credit card activity and increased overdraft fees
  - Mortgage banking income of $3.8 million increased by $1.4 million with increased closing and volumes sold
- As part of the payoff of FHLB borrowings, proceeds from the sale of investment securities resulted in a $7.9 million realized gain
- Noninterest income items related to loans carried at fair value this quarter include a $8 million charge for a classified loan sold in September, a $4.3 million charge for credit risk and swap break fees for a loan moved to substandard, and a $12.5 million charge for credit risk on the remaining fair value portfolio based on updated default risk assumptions

Noninterest Income ($MM)



$49.3
$71.4
$0.2
$(22.3)
$63.2
$78.5
$(15.3)
$73.6
$74.4
$(0.8)
$60.7
$62.9
$(0.2)
$(2.0)
$0.0
$63.1
$7.9
$(71.0)
FY16
FY17
FY18
FY19
FY20
FV Adjustments
Core Noninterest Income¹
G/L on Securities

[1] Service charges, wealth management, mortgage, and other

Q4FY20 Waterfall Summary ($MM)



17.2
7.6
(7.6)
(3.5)
0.1
(1.1)
(23.4)
(1.2)
7.9
(4.0)
Offsetting Impact Between FV Loans and Derivatives Due to Rate Changes
Credit Related Costs on Certain FV Loans
Core Noninterest Income¹
Derivative FV
Credit FV
Derivative Cost
SWAP Fees
CVA/DVA
FV Credit Risk
Derivative Loss
Gain on Securities
Total Noninterest Income

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EXPENSES & PROVISION Summary • Total noninterest expense was $74.9 million for the quarter, an increase of $7.9 million from the prior quarter ◦ $7.6 million cost related to the early payment of FHLB borrowings ◦ $2.0 million adjustment related to the completion of the FDIC loss share agreement, which ended June 4, 2020 ◦ Net credit related charges of $3.4 million related to OREO and unfunded commitment reserves ◦ Along with approximately $1.8 million in severances, closure costs for the Wichita Loan Production Office and consulting costs • Provision for loan and lease losses was $16.9 million, a decrease of $4.8 million, and was related to increased specific reserves on a number of loans moved to substandard in the quarter Noninterest Expense ($MM) Loan Loss Provision ($MM) $118.4 $263.6 Q2, $59.7 $231.4 $216.6 $224.9 $207.6 Q4, $74.7 Q3, $66.8 $40.9 Q4, $16.9 Q2, $65.7 $21.5 Q3, $21.6 $17.0 $18.0 Q1, $56.5 Q2, $12.1 Q1, $8.1 FY16 FY17 FY18 FY19 FY20 ¹ FY16 FY17 FY18 FY19 FY20 Provision for Loan Losses Incremental Environmental Overlay for COVID-19 1 Non-GAAP measures, see appendix for reconciliations. 25

DISCLOSURES Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 pandemic and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, Form 10-Q for the quarters ended June 30, 2020, March 31, 2020 and December 31, 2019 and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated October 28, 2020 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2020. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. Also note loan balance information is presented using unpaid principal balances (UPB) unless otherwise noted. 26

Appendix 1 Non-GAAP Measures

SELECTED GAAP & NON-GAAP COVID-19 RESULTS

Great Western Bancorp, Inc.

At and for the twelve months ended:	GAAP	Goodwill & Intangible	excl Goodwill	Credit Related COVID-19	Non-GAAP Adjusted
Net interest income	$ 419,425	$ —	$ 419,425	$ —	$ 419,425
Provision for loan and lease losses	118,392	—	118,392	59,712	58,680
Total noninterest income (loss)	17	—	17	(10,435)	10,452
Total noninterest expense	1,007,368	742,352	265,016	3,758	261,258
(Benefit from) provision for income taxes	(25,510)	(29,339)	3,829	(17,220)	21,049
Adjustments to Net Income	**$ (680,808)**	**$ 713,013**	**$ 32,205**	**$ 56,685**	**$ 88,890**

- Financial results this fiscal year include several items linked to the impact of the COVID-19 pandemic. In Q2, we recognized an impairment included in noninterest expense of $742.4 million, of which $622.4 million stemmed from goodwill related to the acquisition of Great Western Bank in 2008 by National Australia Bank, $118.2 million from goodwill related to subsequent acquisitions and $1.8 million from certain intangible assets. The expense was offset in part by a related benefit from income taxes of $29.3 million.
- In addition, COVID-19 impacts include $73.8 million in several credit and other related charges for loan and other real estate reserves, including a $59.7 million charge for general allowance increases in provision expense, $7.1 million and $3.3 million of charges for fair value credit risk and derivative reserves in noninterest income, respectively, a $3.3 million write down on an OREO hotel property negatively impacted by COVID-19 pandemic travel restrictions, and $0.4 million of charges for the reserve on unfunded commitments in noninterest expenses. All of these pretax expenses are offset in part by a related benefit from income taxes of $17.2 million.
- See also the "Non-GAAP Financial Measures and Reconciliation" section in this document for further discussion of the above items.

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NON-GAAP MEASURES

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Adjusted net income and adjusted earnings per common share:							
Net (loss) income - GAAP	**$ (680,808)**	$ 167,365	**$ 11,136**	$ 5,400	$ (740,618)	$ 43,274	$ 50,285
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	**713,013**	—	**—**	—	713,013	—	—
Add: COVID-19 impact on credit and other related charges, net of tax	**56,685**	—	**—**	—	56,685	—	—
Adjusted net income	**$ 88,890**	$ 167,365	**$ 11,136**	$ 5,400	$ 29,080	$ 43,274	$ 50,285
Weighted average diluted common shares outstanding	**55,612,251**	57,257,061	**55,164,548**	55,145,619	55,906,002	56,457,967	56,804,172
Earnings per common share - diluted	**$ (12.24)**	$ 2.92	**$ 0.20**	$ 0.10	$ (13.25)	$ 0.77	$ 0.89
Adjusted earnings per common share - diluted	**$ 1.60**	$ 2.92	**$ 0.20**	$ 0.10	$ 0.52	$ 0.77	$ 0.89

[redacted]

	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Tangible net income and return on average tangible common equity:							
Net (loss) income - GAAP	**$ (680,808)**	$ 167,365	**$ 11,136**	$ 5,400	$ (740,618)	$ 43,274	$ 50,285
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	**714,339**	1,337	**261**	261	713,440	377	315
Tangible net income	**$ 33,531**	$ 168,702	**$ 11,397**	$ 5,661	$ (27,178)	$ 43,651	$ 50,600
Average common equity	**$ 1,541,314**	$ 1,847,477	**$ 1,174,996**	$ 1,163,724	$ 1,918,035	$ 1,908,519	$ 1,885,785
Less: Average goodwill and other intangible assets	**375,549**	745,920	**6,265**	6,527	741,257	748,146	745,349
Average tangible common equity	**$ 1,165,765**	$ 1,101,557	**$ 1,168,731**	$ 1,157,197	$ 1,176,778	$ 1,160,373	$ 1,140,436
Return on average common equity *	**(44.2)%**	9.1 %	**3.8 %**	1.9 %	(155.3)%	9.0 %	10.6 %
Return on average tangible common equity **	**2.9 %**	15.3 %	**3.9 %**	2.0 %	(9.3)%	15.0 %	17.6 %

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.

** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

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NON-GAAP MEASURES

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	**$ 419,425**	$ 420,708	**$ 106,018**	$ 106,251	$ 101,983	$ 105,173	$ 106,709
Add: Tax equivalent adjustment	**6,146**	5,843	**1,508**	1,601	1,514	1,523	1,487
Net interest income (FTE)	**425,571**	426,551	**107,526**	107,852	103,497	106,696	108,196
Add: Current realized derivative gain (loss)	**(8,721)**	619	**(3,541)**	(3,040)	(1,250)	(890)	(127)
Adjusted net interest income (FTE)	**$ 416,850**	$ 427,170	**$ 103,985**	$ 104,812	$ 102,247	$ 105,806	$ 108,069
Average interest-earning assets	**$ 11,868,666**	$ 11,414,926	**$ 12,184,093**	$ 12,156,505	$ 11,590,453	$ 11,543,610	$ 11,609,823
Net interest margin (FTE) *	**3.59 %**	3.74 %	**3.51 %**	3.57 %	3.59 %	3.68 %	3.70 %
Adjusted net interest margin (FTE) **	**3.51 %**	3.74 %	**3.40 %**	3.47 %	3.55 %	3.65 %	3.69 %

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

[redacted]

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:							
Interest income - GAAP	**$ 443,709**	$ 490,910	**$ 106,305**	$ 107,725	$ 111,970	$ 117,709	$ 124,923
Add: Tax equivalent adjustment	**6,146**	5,843	**1,508**	1,601	1,514	1,523	1,487
Interest income (FTE)	**449,855**	496,753	**107,813**	109,326	113,484	119,232	126,410
Add: Current realized derivative gain (loss)	**(8,721)**	619	**(3,541)**	(3,040)	(1,250)	(890)	(127)
Adjusted interest income (FTE)	**$ 441,134**	$ 497,372	**$ 104,272**	$ 106,286	$ 112,234	$ 118,342	$ 126,283
Average non-ASC 310-30 loans	**$ 9,750,677**	$ 9,610,956	**$ 9,977,591**	$ 9,974,802	$ 9,496,153	$ 9,554,161	$ 9,693,395
Yield (FTE) *	**4.61 %**	5.17 %	**4.30 %**	4.41 %	4.81 %	4.96 %	5.17 %
Adjusted yield (FTE) **	**4.52 %**	5.18 %	**4.16 %**	4.29 %	4.75 %	4.93 %	5.17 %

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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NON-GAAP MEASURES

Great Western Bancorp, Inc.

	At or for the twelve months ended:		At or for the three months ended:				
	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Efficiency ratio:							
Total revenue - GAAP	**$ 419,442**	$ 481,440	**$ 102,068**	$ 94,568	$ 101,900	$ 120,906	$ 121,732
Add: Tax equivalent adjustment	**6,146**	5,843	**1,508**	1,601	1,514	1,523	1,487
Total revenue (FTE)	**$ 425,588**	$ 487,283	**$ 103,576**	$ 96,169	$ 103,414	$ 122,429	$ 123,219
Noninterest expense	**$ 1,007,368**	$ 224,898	**$ 74,936**	$ 67,049	$ 808,453	$ 56,930	$ 55,212
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	**743,745**	1,538	**261**	278	742,779	427	366
Tangible noninterest expense	**$ 263,623**	$ 223,360	**$ 74,675**	$ 66,771	$ 65,674	$ 56,503	$ 54,846
Efficiency ratio *	**61.9 %**	45.8 %	**72.1 %**	69.4 %	63.5 %	46.2 %	44.5 %

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	**$ 1,162,933**	$ 1,900,249	**$ 1,162,933**	$ 1,160,644	$ 1,153,464	$ 1,920,669	$ 1,900,249
Less: Goodwill and other intangible assets	**6,164**	745,197	**6,164**	6,425	6,703	749,481	745,197
Tangible common equity	**$ 1,156,769**	$ 1,155,052	**$ 1,156,769**	$ 1,154,219	$ 1,146,761	$ 1,171,188	$ 1,155,052
Total assets	**$ 12,604,439**	$ 12,788,301	**$ 12,604,439**	$ 12,934,328	$ 12,387,808	$ 12,851,665	$ 12,788,301
Less: Goodwill and other intangible assets	**6,164**	745,197	**6,164**	6,425	6,703	749,481	745,197
Tangible assets	**$ 12,598,275**	$ 12,043,104	**$ 12,598,275**	$ 12,927,903	$ 12,381,105	$ 12,102,184	$ 12,043,104
Tangible common equity to tangible assets	**9.2 %**	9.6 %	**9.2 %**	8.9 %	9.3 %	9.7 %	9.6 %

	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Tangible book value per share:							
Total stockholders' equity	**$ 1,162,933**	$ 1,900,249	**$ 1,162,933**	$ 1,160,644	$ 1,153,464	$ 1,920,669	$ 1,900,249
Less: Goodwill and other intangible assets	**6,164**	745,197	**6,164**	6,425	6,703	749,481	745,197
Tangible common equity	**$ 1,156,769**	$ 1,155,052	**$ 1,156,769**	$ 1,154,219	$ 1,146,761	$ 1,171,188	$ 1,155,052
Common shares outstanding	**55,014,189**	56,283,659	**55,014,189**	55,014,047	55,013,928	56,382,915	56,283,659
Book value per share - GAAP	**$ 21.14**	$ 33.76	**$ 21.14**	$ 21.10	$ 20.97	$ 34.06	$ 33.76
Tangible book value per share	**$ 21.03**	$ 20.52	**$ 21.03**	$ 20.98	$ 20.84	$ 20.77	$ 20.52

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Appendix 2 Supplemental Ag & Hotel Portfolio Characteristics

AG LOAN PORTFOLIO Summary Ag Portfolio Composition by Industry • Portfolio is balanced across sub segments • 10 largest Ag exposures represent 17.2% of total Ag and Beef Cattle, 18.4% average $30 million Dairy Farms, 25.2% • Approximately 3,000 customers with an average exposure size of $600,000 Grains, 30.4% • COVID-19 pandemic impacts on pricing and government Proteins, 48.9% support being closely monitored Other, 20.7% Hogs, 5.3% • Charge-offs in FY19 and into FY20 are driven by a small number of cattle and grain relationships Grains, 30.4% Other Specialty, 20.7% Geography Ag Portfolio Exposure Sizes Other, 0.3% <$250K, 7.7% $15M+, 22.6% South Dakota, 30.1% $250K - $1M, 15.5% Arizona, 39.4% Colorado, 5.8% $1M - $5M, 27.6% $5M- $15M, 26.6% Nebraska / Kansas, 6.6% Iowa / Missouri, 17.8% NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. 33

MORE ON HOTELS Summary Hotel Balances vs Commitments ($MM) • Loan to value is approximately 62% on outstanding balances over $1M (more than 90% of the hotel portfolio) $1,163 $1,176 • 89% is secured by real estate and 11% is classified as C&I • Ratings: 68.6% pass, 24.1% watch, and 7.3% substandard • Minimal line commitment exposure with 90.7% of balances and commitments operational, 7.9% under construction, and 1.4% committed and not started $102 • 85.9% of the balance is term debt and 14.1% is lines of credit $43 $19 $0 Operating Under Construction Not Started Drawn Committed Customer Tenure ($MM) Relationship Sizes ($MM) $450 $400 $350 $300 $250 $385 $200 $350 $150 $229 $242 $100 $50 150 48 24 7 $0 FY14 & FY15 FY16 FY17 FY18 FY19 FY20 <5MM 5-10MM 10-25MM 25MM+ Prior Commitment Outstanding Bal Loan Balance and Count by Customer Size 34

Appendix 3 Agriculture Lending & Economy

FARM INCOME Summary US Net Cash Income ($B) 136 135 131 • Total farm income in 2019 increased by 7% year over year, 123 driven by a $-1 billion increase in cash receipts for both crops 115 107 110 and animal products and a $9 billion increase from government 101 103 96 96 87 programs 84 85 77 74 72 • 2020 was forecasted to increase by 4%, resulting from 68 62 government programs and improved export demands 57 51 • Farm income by state was well-balanced with 30% in footprint, 29% adjacent to footprint, and 41% non-adjacent • Average net income per farm in 2019 improved year over year in all key Ag sectors, with lower stocks providing price support 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020F Net Cash Income by State1 ($B) Avg Net Cash Income per Farm by Sector CA 12.0 TX 7.2 IL 6.1 235,900 IA 5.6 29.5% 220,500 NE 5.6 SD 4.2 153,800 MN 4.1 41.4% 91,700 IN 3.4 WI 3.2 15,700 ND 3.2 29.1% MO 3.1 Cattle Corn Dairy Hogs Soybeans All Other States GWB Adjacent GWB Footprint ² 2015 2016 2017 2018 2019 2020F Source: USDA/ERS Farm Income and Wealth Statistics as of September 2, 2020 1 Data through 2019 36 2 KS = $2.9M, AZ = $2.0M, CO = $1.9M

FARM BALANCE SHEETS Summary Land Value Index • Land values remain firm following a 3.5% increase from IA Land Values 2017-2020 despite a decrease in general commodity prices 450% • Farm debt to equity remains low relative to historic levels; 400% 2019 increased slightly to 15.8% and is forecasted at 16.2% in 350% 2020, as more modest profits are resulting in slightly increased 300% leverage to support growth in operations, land purchases and 250% investments 200% • Equity increased 1.2% to $2.66 trillion but slightly outpaced by 150% a 4.1% increase in debt to $419 billion 100% • The industry debt service ratio, which measures how much 50% production income is committed to debt servicing, remained —% flat with recent years and is forecasted to be 25.0% for 2020 1950 1955 1960 1965 1970 1975 1980 1985 1990 1995 2000 2005 2010 2015 2020 Source: 2019 Iowa State University Farmland Value Survey Debt to Equity Debt Service Ratios 28.5% $4,000B $600B $3,500B 18.5% 17.4% 16.2% $500B 15.8% 14.7% 14.1% $3,000B 19.4% 37% $400B $2,500B 13.9% 38% 25% 25% $2,000B $300B 24% 24% 23% $1,500B $200B 25% 24% $1,000B $100B $500B $0B $0B 1980 1985 1990 1995 2000 2005 2010 2015 2020F 1980 1985 1990 1995 2000 2005 2010 2015 2020F Equity Debt Debt/equity ratio Non RE Debt RE Debt Debt Service Ratio 37 Source: USDA/ERS Farm Income and Wealth Statistics as of September 2, 2020

Appendix 4 Peer Group

PEER GROUP • BancorpSouth Bank • Fulton Financial Corporation • Banner Corporation • Glacier Bancorp, Inc. • Berkshire Hills Bancorp, Inc. • Heartland Financial USA, Inc. • Columbia Banking System, Inc. • Old National Bancorp • Community Bank System, Inc. • Renasant Corporation • Customers Bancorp, Inc. • Trustmark Corporation • CVB Financial Corp. • UMB Financial Corporation • First BanCorp. • United Bankshares, Inc. • First Midwest Bancorp, Inc. • United Community Banks, Inc. 39

Appendix 5 Accounting for Loans at FV and Related Derivatives

LOANS AT FAIR VALUE & RELATED DERIVATIVES

Great Western Bancorp, Inc.

Overview

- For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank ("GWB") has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties
- Total size of the portfolio was $655.2 million at September 30, 2020

GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives:

- Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income
- This differs significantly from most peers who have elected Hedge Accounting treatment
- The historical election is irrevocable so the concept will be present for the foreseeable future in GWB's financial statements *even if* different accounting elections are made on future originations
- Management presents non-GAAP measures to provide more clarity on the underlying economics

Summary

	Income Statement Line Item:			
	Net (decrease) increase in fair value of loans at fair value	Net realized and unrealized gain (loss) on derivatives	Net Relationship	Notes
(Decrease) increase in FV related to interest rates	$ (7,612)	$ 7,612	$ —	1
Decrease in FV related to credit	(23,407)	(1,035)	(24,442)	2
Increase in SWAP fees	—	147	147	3
Current period realized cost of derivatives	—	(3,541)	(3,541)	4
Net credit loss on derivatives	—	(1,243)	(1,243)	5
Subtotal, loans at FV and related derivatives	**$ (31,019)**	**$ 1,940**	**$ (29,079)**	6

[1] Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates.

[2] Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator.

[3] Swap fees are fees related to transacting interest rate swaps and other interest rate derivatives.

[4] Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase.

[5] Realized losses on derivative terminations due to defaults by bank customer(s)

[6] While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (4)) as presented in non-GAAP measures.

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